UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
July 23, 2007

CAPITALSOURCE INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-31753	35-2206895
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code
(800) 370-9431

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Explanatory Note

On July 13, 2007, CapitalSource Inc. filed with the Securities and Exchange Commission a Registration Statement on Form S-4 relating to its pending acquisition of TierOne Corporation, or TierOne, the holding company for TierOne Bank, a Lincoln, Nebraska-based thrift with more than $3.4 billion in assets and $2.2 billion of deposits. CapitalSource is filing this Current Report to disclose certain information contained in the Form S-4. Prospective investors in CapitalSource’s securities are encouraged to review and consider this information, including the risks related to the merger identified below, along with the other information contained in CapitalSource’s filings with the SEC.

About TierOne

TierOne Bank offers customers a wide variety of full-service consumer, commercial and agricultural banking products and services through a network of 69 banking offices located in Nebraska, Iowa and Kansas and nine loan production offices located in Arizona, Colorado, Florida, Minnesota, Nevada and North Carolina. At the time of the announcement, the stock and cash transaction was valued at approximately $34.46 per share of TierOne common stock outstanding. We expect the transaction to close in the fourth quarter of 2007, following receipt of all necessary governmental approvals and satisfaction or waiver of other closing conditions, including the approval of TierOne shareholders by the affirmative vote of at least a majority of the outstanding shares of TierOne’s common stock.

CapitalSource’s Reasons for the Merger

We believe the TierOne acquisition will allow us to achieve our strategic goal of enhancing the profitability and stability of our lending business through a depository charter. Through this acquisition, CapitalSource seeks to join its profitable, growing and diverse direct lending platform with the stability, efficiency and diversity of a sound community banking franchise. We believe the resulting entity will be a well diversified lending and funding platform that will continue to serve the needs of TierOne Bank’s banking community as well as CapitalSource’s customers.

The transaction is consistent with CapitalSource’s previously announced strategy of diversifying its funding sources through TierOne’s access to retail and brokered Federal Deposit Insurance Corporation (FDIC)-insured deposits, as well as Federal Home Loan Bank (FHLB) borrowings, all of which are expected to enable CapitalSource to increase its leverage and reduce its overall cost of funds, as evidenced by TierOne’s lower weighted average cost of funds for the first quarter of 2007 of 3.88%, compared to 5.89% for CapitalSource. Through the TierOne acquisition, we hope to further diversify our funding sources through the introduction of core community banking deposits as well as brokered deposits and FHLB borrowings. On a pro forma basis, these deposits and FHLB borrowings would have comprised approximately 18% of our total fundings as of March 31, 2007.

Risk Factors

CapitalSource and TierOne must obtain regulatory approvals to complete the merger, which, if delayed, not granted, or granted with unacceptable conditions, may jeopardize or postpone the completion of the merger, result in additional expenditures of money and resources or reduce the anticipated benefits of the merger.

CapitalSource and TierOne must obtain certain approval in a timely manner from the Office of Thrift Supervision prior to completion of the merger. If CapitalSource and TierOne do not receive the Office of Thrift Supervision’s approval, or do not receive it on terms that satisfy the conditions set forth in the merger agreement, then neither party will be obligated, or in some cases permitted, to complete the merger. The Office of Thrift Supervision has broad discretion in administering the governing statutes and regulations. As a condition to approval of the merger, the Office of Thrift Supervision may impose requirements, limitations or costs that could negatively affect the way the combined companies conduct business. These requirements, limitations or costs could jeopardize or delay the completion of the merger.

In addition, CapitalSource intends to seek approval from the Board of Governors of the Federal Reserve System, with the concurrence of the Office of Thrift Supervision, to transfer and/or sell to TierOne Bank certain of CapitalSource’s existing loan assets in connection with the completion of the merger. If the Federal Reserve or the Office of Thrift Supervision do not approve these asset sales, or impose requirements, limitations or conditions on their approvals, the anticipated benefits of the merger to CapitalSource may be reduced.

Companies holding more than 10% of the outstanding shares of CapitalSource common stock may affect or delay the approval of the merger by the Office of Thrift Supervision. If these holders do not become savings and loan holding companies, or the Office of Thrift Supervision does not accept a rebuttal of control from them, regulatory approval of the merger would not be obtainable, and the merger could not be completed.

Under the Office of Thrift Supervision’s regulations, companies holding more than 10% of CapitalSource’s outstanding common stock may be presumed to control CapitalSource, subject to the opportunity to rebut this presumption by obtaining the Office of Thrift Supervision’s acceptance of a rebuttal submission. If a company holding 10% or more of CapitalSource’s outstanding common stock does not rebut the presumption of control, or reduce its holdings to less than 10% of CapitalSource’s outstanding common stock it would be required to obtain the approval of the Office of Thrift Supervision to become a savings and loan holding company prior to completion of the merger. Some or all of CapitalSource’s 10% or greater stockholders may not be willing to become a savings and loan holding company. As a result, if the Office of Thrift Supervision does not accept a rebuttal of control from them, regulatory approval of the merger would not be obtainable, and the merger could not be completed. While it is anticipated that all of the current CapitalSource stockholders that will hold more than 10% of CapitalSource’s outstanding common stock upon consummation of the proposed merger will make rebuttal submissions, these submissions may include requests from the submitters to modify the Office of Thrift Supervision’s standard provisions for these matters and, accordingly, no assurance can be given that the Office of Thrift Supervision will accept any rebuttal filing or, if ultimately accepted, that the Office of Thrift Supervision’s consideration of the control issue will not delay materially its processing of CapitalSource’s application generally.

We may fail to realize all of the anticipated benefits of the merger.

CapitalSource and TierOne entered into the merger agreement with the expectation that the merger will result in significant benefits for both companies. Achieving the benefits of the merger will depend in part on integrating the operations and personnel of the two companies in a timely and efficient manner to minimize the risk that the merger will result in the loss of customers or key employees or the diversion of management’s attention from other important issues.

CapitalSource and TierOne will need to overcome significant issues to realize any benefits or synergies from the merger. TierOne Bank is a closely regulated entity, and CapitalSource does not have experience operating in TierOne’s closely regulated markets. Furthermore, the principal offices of TierOne Bank are located in Lincoln, Nebraska, while the principal offices of CapitalSource are located in Chevy Chase, Maryland, and there are currently no plans to relocate or combine either of these principal offices. For the merger to be successful,

CapitalSource and TierOne will have to successfully integrate certain of TierOne’s products, services, personnel and operations with CapitalSource’s products, services, personnel and operations. This integration will involve considerable execution risk and may or may not be successful. We cannot offer any assurances that CapitalSource and TierOne can successfully integrate or realize any of the anticipated benefits.

Integration challenges may be heightened if TierOne’s exposure to credit risks, particularly in connection with its exposure to residential construction loans in Cape Coral, Florida, are greater than expected, which may require CapitalSource to increase its reserves for loan losses or charge-off loans beyond expected levels after completion of the merger. Further, TierOne’s financial accounting systems and controls, such as those surrounding loan impairment and reserving processes, may need to be enhanced to track CapitalSource’s existing systems and controls. Enhancing these TierOne controls could be costly.

In addition, the attention and effort devoted to the integration of the two companies will significantly divert management’s attention from other important issues, and could seriously harm the combined company.

Applicable regulations affecting savings and loan holding companies could negatively impact both CapitalSource’s commercial lending and investing business and the business of TierOne Bank following the merger.

Currently, CapitalSource is not regulated as a savings and loan holding company or bank holding company and does not control any FDIC-insured depository institution. Savings banks such as TierOne Bank are subject to extensive regulation of their activities and investments, their capitalization, their risk management policies and procedures, and their relationships with affiliated companies. Upon acquiring control of TierOne Bank and becoming a savings and loan holding company, CapitalSource’s operations will be limited to financial and certain real estate-related activities. These limitations may require CapitalSource to curtail or divest some of its current commercial lending and investment business activities. For instance, in connection with its loans used by financial sponsors to finance purchases of companies, CapitalSource commonly is granted the opportunity to acquire equity in a borrower at the same time and on substantially the same terms as the financial sponsor. Some of these equity investments exceed 5% of the borrower’s equity. If CapitalSource does not acquire merchant banking authority that will enable it to conform these equity investments of more than 5% in non-financial entities to the requirements of the Home Owners’ Loan Act within two years of the acquisition of TierOne, it will be required to divest them.

In addition, as a condition to approving the merger, the Office of Thrift Supervision may impose restrictions on the integration of the TierOne Bank banking and CapitalSource commercial lending and investing businesses, and may require prior approval of any future material changes to TierOne Bank’s business plans. These regulations and conditions could constrain CapitalSource in pursuing future business opportunities following the merger. These regulations and conditions, and CapitalSource’s inexperience with them, could also affect CapitalSource’s ability to realize synergies from the merger, and could negatively affect both CapitalSource and TierOne Bank following the merger.

Our acquisition of TierOne may require us to acquire additional real estate assets to comply with REIT requirements.

We expect our acquisition of TierOne to increase the value of our taxable REIT subsidiary, or TRS. As a result, we may have to acquire additional real estate assets to maintain compliance with the REIT asset tests. If we are unable to acquire additional real estate assets on favorable terms, our business and our ability to comply with the REIT asset tests could be adversely affected.

The requirements of the Investment Company Act impose limits on our operations that impact the way we acquire and manage our assets and operations.

We conduct our operations so as not to be regulated as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. We believe that we are primarily engaged in the business of commercial lending and real estate investment, and not in the business of investing, reinvesting, and trading in securities, and therefore are not subject to regulation under the Investment Company Act.

While we do not believe we are engaged in an investment company business, we nevertheless endeavor to conduct our operations in a manner that would permit us to rely on the exemption provided by Section 3(c)(5) of the Investment Company Act. Our ability to rely on this exemption may limit the types of loans we originate and the types of other assets we acquire. We also believe we may rely on the exemption provided by Section 3(c)(6), which would permit us to engage in the banking business, as we expect to do after completing our anticipated acquisition of TierOne, in addition to our current businesses.

Our wholly owned taxable REIT subsidiary, CapitalSource Finance LLC (“Finance”), through which we conduct much of our taxable business, is a guarantor on our senior convertible debentures and senior subordinated convertible debentures. These debentures were offered to the public in a registered offering and the guarantee of Finance could be deemed to cause it to have outstanding securities for purposes of the Investment Company Act. Finance or other subsidiaries, including our qualified REIT subsidiaries, may guarantee future indebtedness from time to time. Even if one or more of our subsidiaries were deemed to be engaged in investment company business, and the provisions of the Investment Company Act were deemed to apply on an individual basis to our wholly owned subsidiaries, generally they could rely on an exemption from the Investment Company Act for entities who do not offer securities to the public and do not have more than 100 security holders. Because it is possible that this exemption could be deemed unavailable to Finance or another subsidiary guarantor because of a guarantee of our debt, we also conduct Finance’s business, and would conduct other subsidiary guarantors’ business, in a manner that would permit it to rely on the exemption provided by Section 3(c)(5) of the Investment Company Act or another available exemption.

If we or a subsidiary guarantor were determined to be principally engaged in the business of investing, reinvesting, and trading in securities, and if we or a subsidiary guarantor failed to own a sufficient amount of qualifying assets to satisfy the requirements of Section 3(c)(5) of the Investment Company Act and could not rely on any other exemption or exclusion under the Investment Company Act, we or such subsidiary could be characterized as an investment company. The characterization of us or a subsidiary guarantor as an investment company would require us to either (i) change the manner in which we conduct our operations to avoid registration as an investment company or (ii) register CapitalSource or such subsidiary as an investment company. Any modification of our business plan for these purposes could have a material adverse effect on us.

Further, if we or a subsidiary were determined to be an unregistered investment company, we could be subject to monetary penalties and injunctive relief in an action brought by the SEC. We or a subsidiary also may be unable to enforce contracts with third parties, and third parties could seek to rescind transactions undertaken during the period it was established that we or a subsidiary were an unregistered investment company. In addition, we and our subsidiaries currently employ a degree of leverage in our business that would be impermissible for a company regulated under the Investment Company Act. If we or a subsidiary were determined to be an investment company, we would have to restructure our operations dramatically, and also possibly raise substantial amounts of additional equity to come into compliance with the limitations prescribed under the Investment Company Act. Finally, because affiliate transactions are prohibited under the Investment Company Act, failure to maintain our exemptions would force us to terminate our agreements with affiliates. Any of these results likely would have a material adverse effect on our business, our financial results and our ability to pay dividends to stockholders.

Rapid changes in the values of our residential mortgage loans and mortgage-backed securities and other real estate assets may make it more difficult for us to maintain our REIT status or exemption from the Investment Company Act.

If the market value or income potential of our mortgage-backed securities and our other real estate assets decline as a result of increased interest rates, prepayment rates or other factors, we may need to increase our real estate investments and income and/or liquidate our non-qualifying assets to maintain our REIT status and/or our exemption from the Investment Company Act. If the decline in real estate asset values and/or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of many of our assets. We may have to make investment decisions that we otherwise would not make absent the REIT and Investment Company Act considerations.

Regulatory Matters

Regulatory Approvals Required for the Merger

To complete the merger, CapitalSource and CapitalSource TRS must receive the approval of the Office of Thrift Supervision to become savings and loan holding companies under the Home Owners’ Loan Act and Office of Thrift Supervision regulations. In reviewing applications under the Home Owners’ Loan Act, the Office of Thrift Supervision must consider, among other factors:

•	the financial and managerial resources and future prospects of CapitalSource and TierOne Bank;

•	the effect of the acquisition on TierOne Bank;

•	any risk posed to the federal deposit insurance fund;

•	the competitive effects of the transaction; and

•	the convenience and needs of the communities to be served by TierOne Bank.

Consideration of the managerial resources of CapitalSource and TierOne Bank includes evaluation of the competence, experience, and integrity of the officers, directors and controlling shareholders of CapitalSource, CapitalSource TRS, TierOne and TierOne Bank. Under the Community Reinvestment Act, the Office of Thrift Supervision must also take into account the record of performance of TierOne Bank in meeting the credit needs of the its entire community, including low and moderate income neighborhoods, through community development activities. As part of the review process, the Office of Thrift Supervision sometimes receives comments and protests from community groups and others.

CapitalSource and CapitalSource TRS filed the application for the approval of the Office of Thrift Supervision on June 29, 2007. CapitalSource does not know of any reason why it and CapitalSource TRS would not be able to obtain the approval of the Office of Thrift Supervision in a timely manner. However, if any of the requisite regulatory approvals are not obtained, the merger cannot proceed. In addition, CapitalSource’s obligation to complete the merger is subject to the condition that regulatory approvals do not include any conditions or restrictions that would have a material adverse effect on either company, with materiality measured relative to TierOne, except for conditions generally related to obtaining approval by the Office of Thrift Supervision. There can be no assurance that CapitalSource and CapitalSource TRS will be able to obtain regulatory approval or that such approval will not have a material adverse effect on either company.

Farallon Capital Management, L.L.C., and Farallon Partners, L.L.C. (together “Farallon”) own more than 10% of CapitalSource’s outstanding common stock. Madison Dearborn Partners, LLC also currently owns more than 10% of CapitalSource’s outstanding common stock, but as a result of the stock component of the merger consideration will likely own less than 10% of CapitalSource’s outstanding common stock after consummation of the proposed transaction. As a result of Farallon’s ownership of more than 10% of CapitalSource’s outstanding common stock, Farallon is presumed to control CapitalSource under the Office of Thrift Supervision’s regulations, and, consequently, required to register with the Office of Thrift Supervision as a savings and loan holding company unless it can rebut this presumption of control by obtaining the Office of Thrift Supervision’s acceptance of a rebuttal submission. Our expectation is that Farallon would not be willing to become a savings and loan holding company. If Farallon were to seek to rebut the presumption of control, its submission would be required to set forth the facts and circumstances which support the contention that no control relationship exists, and generally must include a written agreement between the submitter (in this case, Farallon ) and the Office of Thrift Supervision. The standard Office of Thrift Supervision rebuttal of control agreement would prohibit any intercompany transactions between CapitalSource and Farallon. Currently, CapitalSource and Farallon do engage in some intercompany transactions, such as extensions of credit from CapitalSource to Farallon portfolio companies. No assurance can be given that the Office of Thrift Supervision would accept any rebuttal filing from Farallon. The Office of Thrift Supervision’s consideration of filings by Farallon could delay its processing of CapitalSource’s application and, if matters relating to Farallon were not successfully resolved, cause the merger not to be completed.

CapitalSource and TierOne are not aware of any other material governmental or regulatory approval required for completion of the merger, other than compliance with applicable corporate law of Delaware and Wisconsin, the respective states of incorporation of CapitalSource and TierOne.

Regulatory Matters Relating to the Business of CapitalSource Following the Merger

If and when the transaction is approved by the Office of Thrift Supervision and completed, CapitalSource, like TierOne, would become a savings and loan holding company. As a savings and loan holding company, CapitalSource would be required to register with the Office of Thrift Supervision and file periodic reports, and would be subject to examination by the Office of Thrift Supervision. CapitalSource would also be limited in its ability to invest in other savings and loan holding companies, and to enter into transactions with TierOne Bank.

Under the Gramm-Leach-Bliley Act, CapitalSource’s activities would also be restricted to activities that are financial in nature (including securities brokerage, underwriting, dealing in or making a market in securities, investment management services, merchant banking, and insurance activities) and certain real estate-related activities. In addition, the Federal Reserve Board, in cooperation with the Treasury Department, may declare additional activities to be financial in nature. Except for a small amount of equity investments that exceed 5% of the voting securities in certain non-financial companies, CapitalSource believes that all of its existing activities and investments qualify as financial in nature and therefore the activities restrictions inherent in becoming a savings and loan holding company should not have a material impact on its application to acquire control of TierOne Bank. As part of its application to the Office of Thrift Supervision, CapitalSource has represented that it will divest or conform its impermissible investments within two years of consummation of the acquisition of control of TierOne Bank.

In addition to regulation of CapitalSource and CapitalSource TRS as savings and loan holding companies, federal savings banks such as TierOne Bank are subject to extensive regulation of their activities and investments, their capitalization, their risk management policies and procedures, and their relationship with affiliated companies. In addition, the Office of Thrift Supervision may require prior approval of any future material changes to TierOne Bank’s business plans.

TierOne Bank is currently, and following its acquisition by CapitalSource would remain, subject to the Community Reinvestment Act. Under the Community Reinvestment Act, TierOne Bank must help meet the credit needs of the communities it serves, including low- and moderate-income segments of the community. The Community Reinvestment Act requires that the Office of Thrift Supervision take into account a federal savings bank’s record of serving its community in connection with obtaining regulatory approvals. In addition, the Office of Thrift Supervision periodically assesses a federal savings bank’s record by conducting examinations that result in a Community Reinvestment Act rating. The Community Reinvestment Act does not apply to firms that are not insured depository institutions, or to affiliates of an insured depository institution. TierOne Bank has received a “satisfactory” Community Reinvestment Act rating.

General.  TierOne Bank will be subject to specific capital rules and if its capital falls below a certain level, the Office of Thrift Supervision will be required to take prompt corrective actions and may take other action, including the imposition of limits on dividends or activities, and the Office of Thrift Supervision could direct CapitalSource to divest the subsidiary. TierOne will also be subject to limits on capital distributions, including payment of dividends to CapitalSource and on transactions with affiliates. In addition, an array of fair lending, and other consumer protection laws and regulations will continue to apply to TierOne Bank. Because TierOne Bank is a federal savings bank, the Office of Thrift Supervision and the Federal Deposit Insurance Corporation will have broad enforcement authority over TierOne Bank, CapitalSource, their directors, officers, and principal stockholders, including the power to:

•	terminate deposit insurance;

•	appoint a conservator or receiver if any of a number of conditions exist; and

•	impose substantial fines and other civil penalties.

Almost every aspect of the operations and financial condition of TierOne Bank are subject to extensive regulation and supervision and to various requirements and restrictions under federal law, including requirements governing:

•	capital adequacy;

•	management practices;

•	liquidity;

•	branching;

•	earnings;

•	loans;

•	dividends;

•	investments;

•	reserves against deposits; and

•	the provision of services.

The deposits of TierOne Bank are insured up to applicable limits by the Federal Deposit Insurance Corporation. Supervision and regulation of savings and loan holding companies and their subsidiaries is intended primarily for the protection of depositors, the Federal Deposit Insurance Corporation’s Deposit Insurance Fund and the banking system as a whole, not for the protection of savings and loan holding company stockholders or creditors.

Payment of Dividends.  CapitalSource is, and following the merger it will continue to be, a legal entity separate and distinct from TierOne Bank. There are various legal and regulatory limitations under federal law on the extent to which banking subsidiaries can finance or otherwise supply funds to their holding companies.

Under federal law, a depository institution is prohibited from paying a dividend if the depository institution would thereafter be “undercapitalized,” as determined by the Office of Thrift Supervision; the proposed dividend raises safety and soundness concerns; or the dividend would violate any statute, regulation, agreement between the federal savings bank and the Office of Thrift Supervision or condition imposed on the federal savings bank by the Office of Thrift Supervision. The Office of Thrift Supervision has the authority to prohibit a federal savings bank or a savings and loan holding company from engaging in what, in the opinion of the regulatory body, constitutes an unsafe or unsound practice in conducting its business. The payment of dividends by TierOne Bank could, depending upon the financial condition of TierOne Bank, be deemed to constitute such an unsafe or unsound practice. Such a determination by the Office of Thrift Supervision prohibiting CapitalSource from paying dividends could materially affect CapitalSource’s status as a REIT. To mitigate this possible effect TierOne Bank will be a subsidiary of CapitalSource’s taxable REIT subsidiary, which has the flexibility to retain its earnings and infuse capital into TierOne Bank if required.

Transactions with Related Parties.  Federal law limits the authority of TierOne Bank to lend to, and engage in certain other transactions (collectively, “covered transactions”) with “affiliates” (e.g., any company that controls or is under common control with a federal savings bank, including CapitalSource, and its non-bank subsidiaries). The aggregate amount of covered transactions with any individual affiliate is limited to 10% of the capital and surplus of the federal savings bank. The aggregate amount of covered transactions with all affiliates is limited to 20% of the federal savings bank’s capital and surplus. Loans and other specified transactions with affiliates are required to be secured by collateral in an amount and of a type described in federal law. The purchase of low quality assets from affiliates for making loans is generally prohibited. Transactions with affiliates must be on terms and under circumstances that are at least as favorable to the federal savings bank as those prevailing at the time for comparable transactions with non-affiliated companies. In addition, federal savings banks are prohibited from lending to any affiliate that is engaged in activities that are not permissible for savings and loan holding companies, and no federal savings bank may purchase the securities of any affiliate other than a subsidiary. Transactions between sister insured depository institutions that are 80% or more owned by the same holding company are exempt from the quantitative limits and collateral requirements.

Prompt Corrective Action.  Under the Federal Deposit Insurance Corporation Improvement Act of 1991, the federal banking agencies must take prompt supervisory and regulatory actions against undercapitalized depository institutions. Depository institutions are assigned one of five capital categories:

•	well capitalized;

•	adequately capitalized;

•	undercapitalized;

•	significantly undercapitalized; and

•	critically undercapitalized.

Each capital category is subject to differing regulation. A well capitalized, adequately capitalized or undercapitalized federal savings bank may sometimes be treated as if the federal savings bank were in the next lower capital category. A depository institution is generally prohibited from making capital distributions, including paying dividends, or paying management fees to a holding company if the federal savings bank would thereafter be undercapitalized. Adequately capitalized federal savings banks cannot accept, renew or roll over brokered deposits except with a waiver from the Federal Deposit Insurance Corporation and are subject to restrictions on the interest rates that can be paid on such deposits. Undercapitalized federal savings banks may not accept, renew or roll over brokered deposits.

The Office of Thrift Supervision is permitted or, sometimes, required to take actions with respect to federal savings banks falling within one of the three undercapitalized categories. Depending on the level of a federal savings bank’s capital, the agency’s corrective powers include, among other things:

•	prohibiting the payment of principal and interest on subordinated debt;

•	prohibiting the holding company from making distributions without prior regulatory approval;

•	placing limits on asset growth and restrictions on activities;

•	placing additional restrictions on transactions with affiliates;

•	restricting the interest rate the federal savings bank may pay on deposits;

•	prohibiting the federal savings bank from accepting deposits from correspondent banks; and

•	in the most severe cases, appointing a conservator or receiver for the federal savings bank.

A federal savings bank that is undercapitalized is required to submit a capital restoration plan, and this plan will not be accepted unless, among other things, the federal savings bank’s holding company guarantees the plan up to a specified amount. The failure to submit such a guaranteed capital plan may result in the seizure of the federal savings bank by the Federal Deposit Insurance Corporation. As of June 30, 2007, TierOne Bank exceeded the required capital ratios for classification as “well capitalized.”

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Unaudited Pro Forma Condensed Combined Financial Information
99.2	TierOne Corporation Unaudited Consolidated Financial Statements as of and for the three months ended March 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

/s/  Steven A. Museles
Steven A. Museles
Executive Vice President,
Chief Legal Officer and Secretary

Date: July 23, 2007